Exhibit 1.10

ASSIGNMENT OF AND AMENDMENT TO

AGREEMENT AS TO LIENS AND ENCUMBRANCES

THIS ASSIGNMENT OF AND AMENDMENT TO AGREEMENT AS TO LIENS AND ENCUMBRANCES (the “Assignment”), is entered into as of February 14, 2025, by BMO Bank N.A. (f/k/a BMO Harris Bank N.A.) (“Assignor”), in favor of Bank of Montreal (“Assignee”), and is consented to by Twin Disc, Incorporated, a Wisconsin corporation (“Borrower”).

RECITALS

A.         Pursuant to the Credit Agreement, dated April 22, 2016, by and among Borrower, Assignee and the lenders party thereto (the “2016 Credit Agreement”), Borrower and Assignee entered into that certain Agreement as to Liens and Encumbrances, dated as of April 22, 2016 (the “Agreement”), a copy of which is attached hereto as Exhibit A;

B.          Contemporaneously with a refinancing of the credit facilities extended by Assignor to Borrower, dated as of July 29, 2018 (the “2018 Credit Agreement”), Assignee assigned the Agreement as to Liens and Encumbrances to Assignor under an Assignment of and Amendment to Agreement as to Liens and Encumbrances (the “2018 Assignment”), a copy of which is attached hereto as Exhibit B;

C.          Contemporaneously herewith, Assignee will refinance the credit facilities extended by Assignor to Borrower under the 2018 Credit Agreement, and finance additional credit facilities, including from the Closing Date until the consummation of the Kobelt Amalgamation, Twin Disc Canada Holdings Ltd., a company incorporated under the laws of British Columbia and immediately after giving effect to the Kobelt Acquisition Kobelt Manufacturing Co. Ltd., a company amalgamated under the laws of British Columbia as a result of the Kobelt Amalgamation (“Canadian Borrower”), as an additional Borrower thereunder, pursuant to that certain Credit Agreement, dated as of the date hereof, by and between Assignee, Borrower, and Canadian Borrower (the “2025 Credit Agreement”);

D.         Assignor now desires to assign its rights and obligations as Bank (as defined herein) under the Agreement to Assignee, and Assignee desires to accept such assignment; and

E.         The parties hereto also desire to amend the Agreement on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein and made a part hereof, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Assignment and Assumption.

(a)         Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights and obligations as Bank (as defined herein) under the Agreement. The assignment set forth in this Section 1(a) shall be without recourse to or representation or warranty (except as expressly provided in this Assignment, in the other documents executed in connection with this Assignment, or in the Agreement, as assigned and amended) by Assignor.

(b)         Assignee shall become and be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of Bank under the Agreement.

(c)         In conjunction with the assignment hereunder, Assignor shall transfer and deliver to Assignee any and all Collateral, and/or evidence thereof, in Assignor’s possession. Until such time as the Collateral in Assignor’s possession is transferred to Assignee, Assignor shall hold such Collateral for the benefit of the Assignee.

2.         Amendments. The Agreement is hereby amended as follows:

(a)         Bank. The definition of “Bank” shall be restated in its entirety to mean “Bank of Montreal.”

(b)         Credit Agreement. The definition of “Credit Agreement” in the Agreement is hereby amended and restated to mean “the Credit Agreement, dated as of February 14, 2025, by and between Bank, Borrower, and Kobelt Manufacturing Co. Ltd., a federal Canadian corporation (“Canadian Borrower”), as the same may hereafter be amended, restated, supplemented or otherwise modified.”

(c)         Negative Pledge. The definition of “Negative Pledge” in the Agreement is hereby amended and restated to mean “the Negative Pledge Agreement, dated as of April 22, 2016 and recorded as Document No. 2437708 in the Racine County Register of Deeds Office, by Borrower in favor of Bank of Montreal, as assigned to and amended by that certain Assignment of and Amendment to Negative Pledge Agreement, dated as of June 29, 2018 and recorded as Document No. 2502213 in the Racine County Register of Deeds Office, between Borrower, Bank of Montreal, as assignor, and BMO Bank N.A., as assignee, and as further amended by that certain Assignment of and Amendment to Negative Pledge Agreement, dated as of February 14, 2025, between Borrower, BMO Bank N.A., as assignor, and Bank of Montreal, as assignee.”

3.         No Termination. The parties hereto acknowledge and agree that notwithstanding any terms or conditions contained in the Agreement to the contrary, neither this Assignment, nor any other assignment, amendment or restatement of any other Loan Document (as defined in the 2016 Credit Agreement), shall trigger a termination of the Agreement.

4.         No Novation. It is the intention of the parties hereto that this Assignment not constitute a novation of the obligations under the Agreement and that, from and after the date hereof, the Agreement shall be amended hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any Loan Documents or any documents entered into in connection therewith to the “Agreement” or words of like import shall mean and be a reference to the Agreement as assigned and amended hereby as and as hereafter amended, supplemented, restated or renewed.

2

5.         Ratification. As hereby assigned and amended, the Agreement and all representations and warranties provided therein are hereby ratified, approved and confirmed in all respects.

6.         Conflict. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Agreement, the terms and conditions of this Assignment shall control.

7.         Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.         Capitalized Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the definitions given said terms in the Agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR: BMO BANK N.A. By:__________________________________ Name: Mark Czarnecki Title: Senior Vice President

ASSIGNEE:

BANK OF MONTREAL

By:__________________________________

Name: Mark Czarnecki

Title: Senior Vice President

By:__________________________________

Name: Helen Alvarez-Hernandez

Title: Managing Director

Consented to by BORROWER: TWIN DISC, INCORPORATED By: ________________________________ Name: Jeffrey S. Knutson Title: Vice President – Finance and Chief Financial Officer

Exhibit A

Copy of Agreement as to Liens and Encumbrances

See attached.

AGREEMENT AS TO LIENS AND ENCUMBRANCES

THIS AGREEMENT AS TO LIENS AND ENCUMBRANCES (this “Agreement”) is made effective as of April 22, 2016, by and among TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Company” or the “Borrower”), each lender from time to time party to the Credit Agreement hereinafter defined (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent for the Lenders from time to time parties to the Credit Agreement (hereinafter defined) (the “Administrative Agent”).

RECITALS

The Administrative Agent, the Lenders and the Company have entered into that certain Credit Agreement dated as of April 22, 2016 (the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Company upon the terms set forth in the Credit Agreement. The Lenders would not have agreed to extend such credit but for the Company entering into a Negative Pledge Agreement dated as of April 22, 2016 (“Negative Pledge”).

NOW, THEREFORE, in consideration of the extension of credit to the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees:

AGREEMENT

1.    Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement and Negative Pledge.

2.    Exhibit B to the Negative Pledge. Section 2 of the Negative Pledge requires, among other things, the Company to keep the Real Estate free and clear from any pledge, mortgage, security interest, hypothecation, lien, charge, encumbrance, conditional sale agreements, rights or claims of third parties, other burdens and any security interest therein, other than Permitted Liens and all liens and encumbrances currently existing on the Real Estate listed in the attached Exhibit B (the “Existing Liens and Encumbrances”). In order to avoid clouding title and reinstating easements, restrictions or other matters of record that may have expired by the statute of limitations, the parties have agreed to a separate agreement solely for the purpose of agreeing to the Existing Liens and Encumbrances on the Real Estate, as fully set forth on Exhibit B. Any reference in Exhibit B that refers to an encumbrance affecting a particular parcel shall be the parcels set forth on Exhibit A, which is attached to the Negative Pledge.

3.    Certain Representations and Warranties. The Company represents and warrants to the Administrative Agent that the Company is the legal and beneficial owner of the Real Estate, free and clear of all liens and encumbrances, except only for Existing Liens and Encumbrances.

4.    Recording of Agreement. The parties agree that this Agreement shall not be recorded.

5.    Term. When all of the Indebtedness is irrevocably and fully paid and fully discharged and the Lenders shall have no further obligation or commitment to advance or extend credit to the Company under the Credit Agreement, this Agreement shall terminate. Notwithstanding the foregoing, this Agreement shall apply to all extensions, renewals, refinancings or modifications, if any, of the Loans. The Administrative Agent agrees to record, no later than thirty (30) days after the termination of this Agreement, a satisfaction of this Agreement (in form and substance acceptable to Company) with the Racine County Register of Deeds. If Administrative Agent fails to satisfy the requirement in the immediately preceding sentence, Administrative Agent shall be liable to the Company for such amounts available to a landowner under Wisconsin Statutes §708.15(5)(b).

6.    Miscellaneous. This Agreement may only be amended by a writing executed by both the Company and the Administrative Agent. This Agreement shall inure to the benefit of the Administrative Agent and be binding upon the Company and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall be deemed to constitute one and the same agreement. The Recitals to this Agreement are true, correct and incorporated herein by reference.

(Signature page follows.)

Dated as of April 22, 2016.

TWIN DISC, INCORPORATED

By:
Jeffrey S. Knutson Vice President – Finance and Chief Financial Officer

Accepted and Agreed to:

BANK OF MONTREAL, as Lender and L/C Issuer

By:

Name:

Title:

BANK OF MONTREAL, as Administrative Agent

By:

Name:

Title:

Exhibit B

Copy of Assignment of and Amendment

to Agreement as to Liens and Encumbrances (2018)

See attached.

ASSIGNMENT OF AND AMENDMENT TO

AGREEMENT AS TO LIENS AND ENCUMBRANCES

THIS ASSIGNMENT OF AND AMENDMENT TO AGREEMENT AS TO LIENS AND ENCUMBRANCES (the “Assignment”), is made on June 29, 2018, by and among BANK OF MONTREAL (“Assignor”), BMO HARRIS BANK N.A. (“Assignee”), and TWIN DISC, INCORPORATED, a Wisconsin corporation (“Borrower”).

RECITALS:

A.         Pursuant to the Credit Agreement, dated April 22, 2016, by and among Borrower, Assignor and the lenders party thereto (the “2016 Credit Agreement”), Borrower and Assignor entered into that certain Agreement as to Liens and Encumbrances, dated as of April 22, 2016 (the “Agreement”), a copy of which is attached hereto as Exhibit A;

B.          Contemporaneously herewith, Assignee will refinance the credit facilities extended by Assignor to Borrower under the 2016 Credit Agreement, and finance additional credit facilities, pursuant to that certain Credit Agreement, dated as of the date hereof, by and between Assignee and Borrower (the “2018 Credit Agreement”);

C.         Assignor now desires to assign its rights and obligations as Bank (as defined herein) under the Agreement to Assignee, and Assignee desires to accept such assignment; and

D.         The parties hereto also desire to amend the Agreement on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein and made a part hereof, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.         Assignment and Assumption.

(a)         Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights and obligations as Bank (as defined herein) under the Agreement. The assignment set forth in this Section 1(a) shall be without recourse to or representation or warranty (except as expressly provided in this Assignment, in the other documents executed in connection with this Assignment, or in the Agreement, as assigned and amended) by Assignor.

(b)         Assignee shall become and be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of Bank under the Agreement.

(c)         In conjunction with the assignment hereunder, Assignor shall transfer and deliver to Assignee any and all Collateral, and/or evidence thereof, in Assignor’s possession. Until such time as the Collateral in Assignor’s possession is transferred to Assignee, Assignor shall hold such Collateral for the benefit of the Assignee.

2.         Amendments. The Agreement is hereby amended as follows:

(a)         Administrative Agent. The defined term “Administrative Agent” in the Agreement is hereby deleted in its entirety and replaced with the defined term “Bank”. The definition of “Bank” shall mean “BMO Harris Bank N.A., a national banking association.” It is the intention of the parties hereto that, from and after the date hereof, all references in the Agreement to the Administrative Agent shall mean and be a reference to Bank.

(b)         Credit Agreement. The definition of “Credit Agreement” in the Agreement is hereby amended and restated to mean “the Credit Agreement, dated as of June 29, 2018, by and between Bank and Borrower, as the same may hereafter be amended, restated, supplemented or otherwise modified.”

(c)        Negative Pledge. The definition of “Negative Pledge” in the Agreement is hereby amended and restated to mean “the Negative Pledge Agreement, dated as of April 22, 2016 and recorded as Document No. 2437708 in the Racine County Register of Deeds Office, by Borrower in favor of Bank, as assigned to and amended by that certain Assignment of and Amendment to Negative Pledge Agreement, dated as of June 29, 2018, between Borrower, Bank and Bank of Montreal, as assignor.”

3.         No Termination. The parties hereto acknowledge and agree that notwithstanding any terms or conditions contained in the Agreement to the contrary, neither this Assignment, nor any other assignment, amendment or restatement of any other Loan Document (as defined in the 2016 Credit Agreement), shall trigger a termination of the Agreement.

4.         No Novation. It is the intention of the parties hereto that this Assignment not constitute a novation of the obligations under the Agreement and that, from and after the date hereof, the Agreement shall be amended hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any Loan Documents or any documents entered into in connection therewith to the “Agreement” or words of like import shall mean and be a reference to the Agreement as assigned and amended hereby as and as hereafter amended, supplemented, restated or renewed.

5.         Ratification. As hereby assigned and amended, the Agreement and all representations and warranties provided therein are hereby ratified, approved and confirmed in all respects.

6.         Conflict. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Agreement, the terms and conditions of this Assignment shall control.

7.         Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.         Capitalized Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the definitions given said terms in the Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR: BANK OF MONTREAL By:__________________________________ Name: Title:

ASSIGNEE: BMO HARRIS BANK N.A. By:__________________________________ Mark Czarnecki, Senior Vice President

BORROWER: TWIN DISC, INCORPORATED By: ________________________________ Jeffrey S. Knutson, Vice President – Finance and Chief Financial Officer